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                                                                   Exhibit (10L)

                             AMENDMENT TO ASSIGNMENT

         THIS AMENDMENT TO ASSIGNMENT is made this 8th day of May, 1997 by and between First Union Real Estate Equity and Mortgage Investments, an Ohio business trust ("FUR"), and Imperial Parking Limited, a Canadian corporation ("Impark") but is to be effective as of March 27, 1997.

         WHEREAS, FUR and First Union Management, Inc. ("FUMI") are parties to an Assignment dated March 27, 1997 (the "Assignment") pursuant to which FUR assigned its rights and obligations under the Share Purchase Agreement dated as of February 18,1997 among FUR, Impark Investments Inc., the persons listed on
Schedule 1 thereto and certain others (as amended from time to time, the "Share Purchase Agreement") to FUMI and FUMI accepted such assignment;

         WHEREAS, FUMI assigned its rights and obligations under the Assignment to 3355489 Canada Inc., a Canadian corporation ("Holdco 1"), and Holdco 1 accepted such assignment pursuant to an assignment dated April 16, 1997 (the "Holdco Assignment");

         WHEREAS, Holdco 1 assigned its rights and obligations under the Holdco Assignment to 3357392 Canada Inc., a Canadian corporation ("Canco 1"), and Canco 1 accepted such assignment pursuant to an assignment dated April 16, 1997 (the "Canco Assignment");

         WHEREAS, Impark is the successor by amalgamation to the obligations of Canco 1 under the Canco Assignment;

         WHEREAS, the parties hereto desire to amend the Assignment to correct an error in the calculation of the fees and expenses incurred by FUR in connection with the Share Purchase Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereby agree as follows:

1. The amount U.S. $3,200,000 appearing in clause (b) of Section 2 of the Assignment reflected the estimated costs to complete the transactions contemplated by the Share Purchase Agreement and not the actual costs incurred and paid by FUR as of the date of the Assignment. In order to correct this error and to reflect the true intent of the parties, clause (b) of Section 2 to the Assignment is amended in its entirety to read as follows:

                  "(b) U.S. $36,630, representing the additional fees, costs and expenses incurred and paid by FUR in connection with the Share Purchase Agreement and the transactions contemplated thereby,".
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2.       The Promissory Note referenced in Section 2 of the Assignment, the obligations of which were assumed by Impark pursuant to the amalgamation with Canco 1, is hereby terminated and declared null and void and is replaced in its entirety with the Promisoory Note attached hereto as Exhibit A.

3. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the parties hereto.

                                          FIRST UNION REAL ESTATE EQUITY
                                            AND MORTGAGE INVESTMENTS


                                          By:   /s/ Authorized Signer
                                                _______________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                          IMPERIAL PARKING LIMITED


                                          By:   /s/ Authorized Signer
                                                _______________________________
                                          Name: _______________________________
                                          Title:_______________________________

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$4,659,125.08                                                     March 27, 1997


         The undersigned, First Union Management, Inc., a Delaware corporation ("FUMI"), hereby promises to pay to the order of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust ("FUR"), on demand the principal amount of Four Million Six Hundred Fifty-Nine Thousand One Hundred Twenty-Five and 08/100 Dollars ($4,659,125.08), together with interest on the unpaid principal amount hereof from time to time outstanding at the rate of 9.5% per annum (calculated on the basis of a year of 360 days consisting of twelve 30-day months) from and including the date hereof to maturity. All accrued interest hereon shall be payable in a lump sum on the earlier of (i) demand and
(ii) March 31, 2002 (or if such date is not a business day, the immediately preceding business day). The accumulation of interest on this Note on or prior to such interest payment date shall not bear interest.

         This Note may be prepaid without penalty, in whole or in part, by FUMI at any time and from time to time.

         Payments of both principal and interest on this Note will be made by internal bank or wire transfer of funds to the account of FUR at 55 Public Square, Suite 1900, Cleveland, Ohio 44113, or at any other payment office in the United States previously designated to FUMI in writing by the holder of this Note, in lawful money of the United States of America.

         FUMI hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         This Note shall be governed by the laws of the State of Ohio.

         IN WITNESS WHEREOF, First Union Management, Inc. has executed this Note as of the date first written above.

                                         FIRST UNION MANAGEMENT,  INC.
Address:

55 Public Square, Suite 1900
Cleveland, Ohio  44113                   By:      _____________________________
Attention:  Chief Investment             Its:     _____________________________
                Officer